Exhibit 10.15


                                 TRUST AGREEMENT


            THIS TRUST AGREEMENT (the "Agreement") is made this 14th day of August, 1998, between Leucadia National Corporation ("Leucadia") for the benefit of its shareholders, and Joseph A.
Orlando (the "Trustee").

            WHEREAS, Leucadia is the beneficial owner of 4,117,986 shares of common stock of HomeFed Corporation (the "Owned HomeFed Common Stock") which represents approximately 41% of the outstanding shares of common stock of HomeFed Corporation ("HomeFed Stock"); and

            WHEREAS, Leucadia has entered into a Stock Purchase Agreement, dated as of August 14, 1998 (the "Purchase Agreement"), among Leucadia and HomeFed Corporation, pursuant to which Leucadia is entitled and obligated to purchase for an aggregate purchase price of $6,670,100, a portion of which has already been paid (the "Purchase Price") a number of additional shares of common stock of HomeFed Corporation (the "Additional HomeFed Stock" and together with the Owned HomeFed Stock, the "HomeFed Stock Interest") such that Leucadia would beneficially own 87.5% of the outstanding shares of HomeFed Stock, ; and

            WHEREAS, Leucadia wishes to convey all of its right, title and interest in and to the HomeFed Stock Interest and all of its right, title and interest in and to the Purchase Agreement and the remainder of the Purchase Price, together with any right, title and interest that Leucadia may acquire on or before November 10, 1998 in and to additional shares of HomeFed Stock or any contract to acquire shares of HomeFed Stock, together with the purchase price for such shares (collectively, the "Trust Property"), to and for the benefit of and account of the holders of common shares, par value $1.00 per share, of Leucadia as of August 25, 1998 (the "Beneficiaries"); and

            WHEREAS, the Trustee has agreed to act as the Trustee under this Agreement for the purposes herein provided;

            NOW, THEREFORE, in consideration of the premises and of the acceptance by the Trustee of the Trust hereby created and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:



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                                  ARTICLE 1

                                  THE TRUST

            Section 1.1 All of Leucadia's right, title and interest in and to the Trust Property is hereby vested in the Trust. Any property that may in the future be vested in the Trust pursuant to the provisions of this Agreement shall thereafter also be considered Trust Property. To the extent any law or regulation prohibits the transfer of ownership of any of the Trust Property from Leucadia to the Trustee, the Trustee's interest shall be a lien upon and security interest in such Trust Property, in trust, nevertheless, for the sole use and purposes set forth in Section 2.1, and this Agreement shall be deemed a security agreement granting such interest thereon.

            Section 1.2 Leucadia shall, upon reasonable request of the Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or appropriate to more effectively vest in the Trust any portion of the Trust Property intended to be vested herein.


                                  ARTICLE 2

                            PURPOSES OF THE TRUST

            Section 2.1 The purposes of this Trust are (i) to hold the assets transferred to it by Leucadia on behalf of the Beneficiaries and collect income derived from such assets, (ii) to close the transaction contemplated by the Purchase Agreement, (iii) to take such other action as is necessary to conserve and protect the Trust Property, and (iv) to liquidate and distribute the Trust Property.


                                  ARTICLE 3

                              POWERS OF TRUSTEE

            Section 3.1 The Trustee accepts and undertakes to discharge the Trust created by this Agreement upon the terms and conditions hereof and agrees, for the benefit of the Beneficiaries, to exercise such of the rights and powers vested in it by this Agreement in the same manner, and use the same degree of care and skill in its exercise, as a prudent person would exercise and use under the circumstances in the conduct of



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his own affairs, having due regard to the purposes of the Trust set forth in
Article 2 hereof.

            Section 3.2 In accepting the Trust hereby created, the Trustee acts solely as Trustee hereunder, and all persons having any claim against the Trustee in connection with its performance of its rights, powers and duties as such Trustee shall only look to the Trust Property for payment or satisfaction thereof.

            Section 3.3 The Trustee shall not commingle any of the Trust Property with its own property or the property of any other person.

            Section 3.4 The Trustee is hereby empowered to:

            (a) perform all of the obligations and agreements of the Trust provided for in this Agreement;

            (b) make payment under the Purchase Agreement and perform any other obligations and agreements under the Purchase Agreement necessary for the issuance by HomeFed Corporation of the Additional HomeFed Stock;

            (c) keep and maintain an account in the name of the Trustee for the benefit of the Beneficiaries into which the Trustee shall deposit all Trust Property consisting of cash or cash equivalents (the "Trust Account"); the Trustee shall not permit any person other than the Trustee to have authority to make withdrawals from, or to issue drafts against, the Trust Account and no Trust Account may be maintained with any bank unless such bank has been furnished a copy of this Agreement;

            (d) collect and receive all sums of money or other property due to the Trust;

            (e) engage professionals, including attorneys, accountants, experts and others, to assist the Trustee in carrying out its duties hereunder;

            (f) receive additional Trust Property and take all appropriate action necessary to preserve the value of Trust Property as the Trustee in the reasonable exercise of its discretion shall determine, subject to
      Article 4 hereof;

            (g) vote and/or act with respect to the disposition of the Owned HomeFed Common Stock and, upon issuance, the



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      Additional HomeFed Stock and any other shares of common stock of HomeFed
      Corporation that may then be Trust Property as directed in a written notice jointly signed by mutual agreement of Ian M. Cumming and Joseph S. Steinberg, each of whom is a Beneficiary of the Trust and, accordingly, are together thereby acting on behalf of all of the Beneficiaries;

            (h) pay all reasonable and necessary Trust expenses incurred in the administration of the Trust, including without limitation, attorneys' fees and disbursements, accounting fees, expert fees and other costs and expenses arising out of the consummation of the transactions contemplated by the Purchase Agreement;

            (i) prepare and deliver written statements or notices, annually or otherwise, required by law to be delivered to Beneficiaries; provided that the Trustee shall have no obligation to deliver any statements or notices to a permitted transferee of a beneficial trust interest unless, prior to the date on which the statement or notice is required to be delivered, the Trustee receives (1) written notice adequately identifying the permitted transferee (including the transferee's name, address and tax identification number), and (2) reasonable evidence that the transfer was authorized by this Agreement;

            (j) to file and execute, on behalf of the Trust such applications, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the HomeFed Stock Interest, and/or any additional shares of common stock of HomeFed Corporation that may become Trust Property, under the Securities Act of 1933, as amended (the "Securities Act"), and under state securities or blue sky laws and to otherwise assist in the registration of such shares of common stock of HomeFed Corporation;

            (k) maintain and preserve the originals of any and all instruments and documents pertaining to Trust Property; and

            (l) take any of the foregoing action, and execute any documents relating thereto, in the Trustee's own name, on behalf of the Trust.

            Notwithstanding any other provision of this Agreement, the Trustee shall not, and is not empowered to, acquire any



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property after the date hereof other than the Trust Property (and any proceeds arising therefrom) or vary the investment of the Trust within the meaning of Treasury Regulation Section 301.7701-4(c)(i).

            Section 3.5 The Trustee shall prepare or have prepared, and file on behalf of the Trust all United States, federal, state and local income tax returns and information returns required to be filed by the Trust, and shall prepare and distribute to the Beneficiaries any reports regarding any income, gain, deduction, credit or loss of the Trust as are required by applicable law and, in addition thereto, as the Trustee in its sole discretion may from time to time determine is appropriate or necessary to enable the Beneficiaries to determine their respective tax obligations arising out of operations of the Trust.

            Section 3.6 The Trustee may withhold from the amount distributable from the Trust at any time to any person such sum or sums as may be sufficient to pay any taxes which have been or may be imposed on such person or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for hereunder, wherever such withholding is determined by the Trustee in its reasonable sole discretion to be required.

            Section 3.7 The Trustee shall maintain records and books of account relating to the Trust Property, in accordance with generally accepted accounting principles consistently applied and shall, at all reasonable times, permit any authorized representative designated by a Beneficiary to have access, during normal business hours and upon reasonable notice, to inspect and/or copy (at Beneficiary's expense payable at the time of copying), the financial records relating to the Trust Property. The Trustee shall provide to each Beneficiary, as soon as practicable after each anniversary of its creation and, in addition, after termination of the Trust, an unaudited financial statement and a report showing all transactions and the amounts thereof (including all sales or other dispositions of Trust Property and expenses relating to the operation of the Trust) consummated during the reporting period.

            Section 3.8 The Trustee may rely upon and shall be protected in acting or refraining from acting upon any certificates, opinions, statements, instruments or reports believed by it to be genuine and to have been signed or presented by the proper person or persons; provided, however, that the



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Trustee shall be under a duty to have examined the same to determine whether or not such writings conform to the requirements of this Agreement.

            Section 3.9 The Trustee and its agents shall not be liable for any error of business judgment or with respect to any action taken or omitted to be taken by them in their capacity as Trustee or agent, unless it shall be proved that the Trustee or its agents shall have been grossly negligent or shall have acted with willful misconduct in ascertaining the pertinent facts or in performing any of their rights, powers or duties hereunder. In the event such liability is proven, the Beneficiaries shall be entitled to reimbursement of their reasonable costs, including attorneys' fees and disbursements. The Trustee makes no representations as to the value or condition of the Trust Property or any part thereof, or as to the security afforded by this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, and the Trustee shall incur no liability or responsibility in respect of such matters.

            Section 3.10 The Trustee shall have no duty to accomplish any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities law) or any rerecording, refiling or reregistration thereof.

            Section 3.11 The Trustee shall be indemnified by and receive reimbursement from the Trust against and from any and all loss, liability, cost, damage or expense, including reasonable attorneys' fees and disbursements, which it may incur or sustain in the exercise and performance of any of its powers and duties as such Trustee under this Agreement, unless such loss, liability, cost, damage or expense shall be incurred or sustained as a result of the Trustee's gross negligence or willful misconduct.


                                  ARTICLE 4

                   PERMITTED INVESTMENTS OF TRUST PROPERTY

            Section 4.1 The cash constituting the remainder of the Purchase Price shall, to the extent permitted by applicable law and to the extent provided in Section 4.2, be invested by the Trustee as soon as practicable after establishment of the Trust in state or local government securities with a maturity date on or about June 15, 1999 and the income from which will not result



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in any federal tax liabilities to the Beneficiaries. All investments of Trust
Property shall be made in a manner such that the Trust will at all times be classified as a grantor trust of which the Beneficiaries are the grantors for United States federal income tax purposes (each such investment, a "Permitted Investment"); provided, however, that (i) each Permitted Investment shall be held solely in the name of the Trustee as Trustee, (ii) to the extent practicable, the Trustee shall take physical possession of all such securities and secure them in a safe deposit box registered solely in the name of the Trustee as Trustee, and (iii) no Permitted Investment may be made unless the Trustee shall furnish the bank or brokerage firm through which such Permitted Investment is made with a copy of this Agreement, and such bank shall have acknowledged to the Trustee in writing that upon the maturity of such Permitted Investment the proceeds thereof, if not reinvested in a Permitted Investment in accordance with the instructions of the Trustee, shall be deposited solely in a Trust Account in accordance with Section 3.4(c).

            Section 4.2 The Trustee may pay litigation and administrative expenses, deposit money from the Trust Account in one or more FDIC insured demand deposit accounts at any bank or trust company, excluding that of the Trustee, which has a capital stock and surplus aggregating at least $100,000,000; provided that total deposits in each account and with each institution do not exceed the FDIC insurance limits for such account or accounts.

            Section 4.3 All Permitted Investments shall be on terms consistent with the distribution requirements of Article 7 of this Agreement and the other obligations of the Trust.

            Section 4.4 Any of the foregoing investments purchased with any of the Trust Property shall be deemed a part of the Trust Property. Any earned interest, dividends, distributions or gains from Permitted Investments shall be included in the Trust Property.


                                  ARTICLE 5

                            CONCERNING THE TRUSTEE

            Section 5.1 The Trustee may resign as Trustee at any time by giving prior written notice to Leucadia; provided, however, that such resignation shall not be effective earlier than sixty (60) days after the date of such notice unless an



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earlier effective date is agreed to by Leucadia and a new Trustee shall have been appointed.

            Section 5.2 Upon resignation, death, or removal of a Trustee, a successor trustee (a "Successor Trustee") shall be appointed by Leucadia on behalf of the Beneficiaries, and the appointment of the Successor Trustee shall be binding upon all Beneficiaries then holding beneficial interests in the Trust.

            Section 5.3 Any Successor Trustee shall execute and deliver to the Beneficiaries and to the predecessor Trustee an instrument accepting such appointment, the terms and conditions of which shall be the same as those contained in this Agreement, and thereupon such Successor Trustee, without further act, shall be vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the Trust with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of such Successor Trustee, the predecessor Trustee shall (i) execute, acknowledge and deliver such instruments of conveyance and further assurances and do such other things as may reasonably be required for more fully and certainly vesting and confirming unto said Successor Trustee all the right, title and interest of the predecessor Trustee in and to the Trust Property; (ii) duly assign, transfer, deliver, account for and pay over to such Successor Trustee any property or money then held by such predecessor Trustee upon the trusts herein expressed; and (iii) deliver to such Successor Trustee any and all records, or copies thereof, in respect of the Trust which it may have.


                                  ARTICLE 6

                            TRUSTEE'S COMPENSATION

            Section 6.1 The Trustee hereby waives any commission or fees for the performance of its obligations as Trustee under this Agreement.


                                  ARTICLE 7

                        DISTRIBUTIONS TO BENEFICIARIES

            Section 7.1 All Trust Property shall be distributed by the Trustee to the Beneficiaries, as beneficiaries under the Trust solely in accordance with
Section 7.2, on one or more distribution dates as determined by the Trustee.



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            Section 7.2 The Trustee shall not be obligated to make any distributions of Trust Property prior to July 5, 1999. As promptly as practicable following the acquisition by the Trust of the Additional HomeFed Stock under the Purchase Agreement, the Trust shall distribute the HomeFed Stock Interest (and any other shares of HomeFed Stock that may then be Trust Property) and any cash then held as Trust Property to the Beneficiaries; provided, however, that the distribution of such shares of HomeFed Stock from the Trust to the Beneficiaries shall be pursuant to an effective registration statement under the Securities Act, unless the Trustee shall have received an opinion of counsel to the effect that no such registration statement is required for such distribution. In the event that the shares of Additional HomeFed Stock are not purchased by July 31, 1999 and the Purchase Agreement is then terminated, the Trustee as promptly as practicable shall distribute to the Beneficiaries the Trust Property then owned by the Trust; provided, however, that the distribution of shares of the Owned HomeFed Stock from the Trust to the Beneficiaries shall be pursuant to an effective registration statement under the Securities Act, unless the Trustee shall have received an opinion of counsel to the effect that no such registration statement is required for such distribution. No certificates representing fractional shares of HomeFed Stock will be distributed by the Trustee to the Beneficiaries. In lieu of any fractional shares of HomeFed Stock, (the "Fractional Shares"), the Trustee shall, on behalf of all holders of such Fractional Shares, (i) determine the number of shares of HomeFed Stock that would otherwise have been distributed as Fractional Shares, (ii) sell such shares at the then prevailing market price, and (iii) determine the portion, if any, of the net proceeds of such sale to which each holder of a Fractional Share interest is entitled, by multiplying the amount of the aggregate net proceeds of the sale of the Factional Shares, by a fraction, the numerator of which is the amount of the Fractional Share to which such holder of a Fractional Share is entitled, and the denominator of which is the aggregate amount of Fractional Shares to which all holders of Fractional Shares are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Fractional Shares in lieu of such Fractional Shares, the Trustee shall distribute such amounts, without interest, to such holders. Any cash received on distribution in respect of, or proceeds from the sale of, the HomeFed Stock Interest (or any other shares of HomeFed Stock that may then be Trust Property) shall be distributed by the Trustee as promptly as practicable.





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                                  ARTICLE 8

                    LIMITATION ON BENEFICIARY'S ASSIGNMENT
                           OF RIGHT TO DISTRIBUTION

            Section 8.1 Beneficial interests in the Trust, and any other interests therein, (i) cannot be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (ii) shall not be evidenced by a certificate or other instrument; (iii) shall not possess any voting rights; (iv) shall not be entitled to receive any distributions, except pursuant to Article 7; and (v) shall not represent any equity interest in HomeFed Corporation.


                                  ARTICLE 9

                           TERMINATION OF THE TRUST

            Section 9.1 Other than the obligations of the Trustee under Section
3.5 hereof, this Agreement and the Trust created hereby shall terminate and this Agreement shall be of no further force or effect on the earlier to occur of (i) the date on which all of the Trust Property has been distributed to the Beneficiaries in accordance with Article 7 or (ii) December 31, 2001.

            Section 9.2 No transfer, by operation of law or death, of the right, title and interest of any Beneficiary in and to the Trust Property or hereunder shall operate to terminate this Agreement or the Trust hereunder or entitle any successor or transferee of such Beneficiary to an accounting (except to the extent generally required under Section 3.7) or to the transfer to it of legal title to any part of the Trust Property.


                                  ARTICLE 10

                                 JURISDICTION

            Section 10.1 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



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                                  ARTICLE 11

                                MISCELLANEOUS

            Section 11.1 As used in this Agreement (including the recitals herein), capitalized terms shall have the meanings assigned to them (such meanings to be equally applicable to both the singular and plural forms of the terms defined or to the feminine, masculine or neuter gender, as the case may
be), unless the context otherwise requires.

            Section 11.2 This Agreement is not intended to create and shall not be interpreted as creating an association, corporation, partnership or joint venture of any kind; it is intended to create an investment trust within the meaning of Treasury Regulation Section 301.7701-4(c)(i), to be governed and construed in all respects as a trust without transferable interests; any ambiguities in this Agreement shall be resolved, and any income tax reporting obligations of the Trust and the Beneficiaries shall be fulfilled, in a manner consistent with such treatment.

            Section 11.3 Leucadia shall not have or incur any obligation or liability to any other person on account of any act or failure to act by the Trustee or any other person.

            Section 11.4 The Trustee shall not assume any liability or incur any obligation or liability to any other person in connection with the transfer by Leucadia to the Trustee of the Trust Property, and no delegation of duty of performance to the Trustee or assumption of liabilities of Leucadia by the Trustee is intended hereby except as expressly set forth in Section 1.1 of this Trust Agreement.

            Section 11.5 As promptly as practicable after the date hereof, Leucadia shall certify to the Trustee the names of the Beneficiaries and the amount of beneficial interests in the Trust held by each such Beneficiary. Leucadia shall indemnify, defend and hold the Trustee harmless against claims of any nature whatsoever with respect to Leucadia's determination of a Beneficiary's share of beneficial interests in the Trust.

            Section 11.6 This Trust Agreement may be amended from time to time by the Trustee and Leucadia, without the consent of any holders of beneficial interests in the Trust, but only (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to



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make any other provisions with respect to matters or questions arising under this Trust Agreement not inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act, or be classified as other than a grantor trust for United States federal income tax purposes; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of a beneficial interest in the Trust. In all other cases, this Trust Agreement may be amended with the approval of holders of a majority of beneficial interests in the Trust, except with respect to changes to the definition of Trust Property, which shall require a favorable vote of all Beneficiaries. Any amendments to this Trust Agreement shall become effective upon execution by the Trustee and Leucadia and notice thereof shall be given to the Beneficiaries.

            Section 11.7 Except as provided herein, the obligations, duties and/or rights of the Trustee under this Agreement shall not be assignable, voluntarily, involuntarily or by operation of law, and any such assignment shall be void. All covenants and agreements contained herein shall be binding upon and are personal to the Trustee and shall inure to the benefit of the Trustee and any Successor Trustee in the same manner.

            Section 11.8 This Agreement, together with the related instruments expressly referred to herein, constitutes the entire agreement of the parties, and all such agreements shall be construed as integrated and complimentary of each other.

            Section 11.9 Article headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 11.10 This Agreement, shall be construed in accordance with and governed by the laws of the State of New York.

            SECTION 11.11 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Agreement shall become effective immediately upon the exchange of executed signature pages, which may be by facsimile.



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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the first date hereinabove written.



                              Leucadia National Corporation

                              By: /s/ Barbara L. Lowenthal
                                  ------------------------------------
                                  Title: Vice President



                              Trustee:

                              /s/ Joseph A. Orlando
                              -----------------------------------
                              Joseph A. Orlando